IN THE UNITED STATES BANKRUPTCY COURT

FOR THE WESTERN DISTRICT OF TEXAS

SAN ANTONIO DIVISION

In re:	§	Chapter 11
§
TOOTIE PIE COMPANY, INC. D/B/A	§	Case No. 13-51808
TOOTIE GOURMET PIE CAFÉ	§
§
Debtor	§

DEBTOR TOOTIE PIE COMPANY, INC.’S FIRST AMENDED PLAN OF

REORGANIZATION DATED FEBRUARY 14, 2014

ARTICLE I

SUMMARY

This Plan of Reorganization (the “Plan”) under chapter 11 of the Bankruptcy Code (the “Code”) proposes to pay creditors of Tootie Pie Company, Inc. (the “Debtor”) from operation cash flow.

This Plan provides for one class of non-tax priority claims, one class of secured tax claims, one class of secured prior landlord claims, one class of perpetration secured lender claims, one class of unsecured critical vendor claims, one class of general unsecured claims, and one class of equity claims. Creditors holding allowed unsecured claims will have several options for distribution with one option being to receive distributions valued by the proponent of this Plan at approximately 50 cents on the dollar at the current federal judgment interest rate over ten years. This Plan also provides for the payment of non-tax priority claims in full in the first 60 months of the plan and payment of administrative claims in full within 60 days of confirmation.

All creditors and equity security holders should refer to Articles III through VI of this Plan for information regarding the precise treatment of their claim. A disclosure statement that provides more detailed information regarding this Plan and the rights of creditors and equity security holders has been circulated with this Plan. Your rights may be affected. You should read these papers carefully and discuss them with your attorney, if you have one. If you do not have an attorney, you may wish to consult one.

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ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

Class	Description	Impaired?	Voting?

2.01. Class 1.	Priority Employee Wages.	Y	Yes

2.02. Class 2.	Secured Taxing Authorities.	Y	Yes

2.03. Class 3.	Secured Claim of TCA Claim Holders	Y	Yes

2.04. Class 4.	Secured Landlord Claim (Westlake)	Y	Yes

2.05. Class 5.	Unsecured Critical Vendors	Y	Yes

2.06. Class 6.	General Unsecured Creditors	Y	Yes

2.07. Class 7.	Equity Holders.	Y	No (Deemed to Reject)

2.08. Class 8.	Secured Landlord Claim (Allen)	Y	Yes

ARTICLE III

TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS,

U.S. TRUSTEES FEES, AND PRIORITY TAX CLAIMS

3.01. Administrative Expense Claims. The following administrative claims shall be paid within 60 days of the Effective date unless the claimants elect to convert their claims to preferred stock in accordance with the disclosure statement.

a.	Professional Fees of the Smeberg Law Firm are estimated to be $85,000 at the time of Confirmation. To the extent fees are not paid prior to confirmation, they shall be paid within 60 days of the Effective date.

b.	Les Doss has been the Debtor’s CEO and CFO since July of 2013. Les Doss has been accumulating salary since he accepted these positions. His estimated administrative claim is $60,000.

c.	Teresa Britts CPA has been employed as Debtor’s accountant to prepare the 2012 and 2013 fiscal tax returns. Her estimated administrative claim is $7000.

d.	Dan Gostylo and Cliff Rogers loaned the Debtor $43,000 at 12% interest to pay employee payroll and necessary supply expenses at the beginning of this case. Interest on the loan at confirmation is estimated to be approximately $2150.

e.	Westlake Retail Limited has an administrative claim for post-petition rents through September 4, 2013, in the approximate amount of $7000.

f.	Whitestone Reit has an administrative claim for post-petition rents through September 2, 2013, in the approximate amount of $10000.00.

3.02. United States Trustee Fees. All fees required to be paid by 28 U.S.C. §1930(a)(6) (U.S. Trustee Fees) will accrue and be timely paid until the case is closed, dismissed, or converted to another chapter of the Code. Any U.S. Trustee Fees owed on or before the effective date of this Plan will be paid on the effective date.

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3.03. Priority Tax Claims. Priority tax claims are unsecured income, employment, and other taxes described by § 507(a)(8) of the Code. Unless the holder of such a § 507(a)(8) priority tax claim agrees otherwise, it must receive the present value of such claim, in regular installments paid over a period not exceeding 5 years from the order of relief.

a.	Internal Revenue Service. The IRS filed a claim in the amount of $2000. Once Debtor files its 2012 tax return, Debtor contends this claim will be for zero dollars. To the extent any taxes are owed, the IRS shall receive the present value of its claim in regular installments paid over a period not exceeding 5 years from the order of relief at 3% interest.

b.	Texas Comptroller. The Texas Comptroller filed a claim in the amount of $7901.55. To the extent any taxes are owed, the Comptroller shall receive the present value of its claim in regular installments paid over a period not exceeding 5 years from the order of relief.

ARTICLE IV

TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

4.01 Claims and interests shall be treated as follows under this Plan:

Class #	Description	Treatment

1	Prepetition Employee Claims[1]	This class consists of impaired prepetition priority employee wages claims incurred in the 180 day prior to Debtor’s bankruptcy filing. The total amount of the class one claims is estimated to be $36,000.00. The claims shall be paid in full in 20 quarterly payments at the federal judgment rate of interest in effect on the Effective Date of the Plan. The first payment shall be due and payable on the 1st day of the 1st month of the 1st quarter following 30 days after the effective date of the Plan. In the event an objection is made and sustained as to the priority or validity of a prepetition priority wages claim and the Creditor’s claims is found to be partially or completely unsecured without priority, the non-priority portion shall be added to the general unsecured class. The right of a holder of an Allowed Class 1 Claim to receive any distribution on the Effective

1 Note that pursuant to a first day motion requesting to pay prepetition wages earned just prior to filing, some prepetition wages were paid post petition. These claims represent prepetition wages earned but not paid within 180 days of the case filing that were not addressed in the motion.

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Date or any distribution date thereafter shall not be transferable. The holder of allowed class 1 priority claim may elect to convert all or a portion of its debt to convertible preferred stock to be issued by the reorganized debtor at $.50 per share of preferred convertible stock. Terms for electing to convert debt to stock and likely salability of such shares are discussed in Exhibit H. The election to convert all or a portion of the creditor’s debt to equity must be made on the Creditor’s ballot within the time for voting as determined by the Court; otherwise, no portion of the Creditor’s claim shall be converted. Once converted, the equity cannot be converted back to debt.

2	Bexar County, City of Frisco, Dallas County, Tarrant County, Collin County, and Kendall County. Ad Valorem Taxes.	The claim of these impaired secured creditors in the approximate total amount $17,984 will be paid at the applicable non-bankruptcy rate of interest as provided under 11 U.S.C. 511. The claims shall be paid in full in 12 quarterly payments. The first payment shall be due and payable on the 1st day of the 1st month of the 1st quarter following 30 days after the effective date of the Plan. The taxing authorities shall retain all liens they currently hold, whether for pre-petition tax years or for the current tax year, on any property of the Debtor until they receive payment in full of all taxes, and interest owed to them under the provisions of this Plan, and their lien position shall not be diminished or primed by any Exit Financing approved by the Court in conjunction with the confirmation of this Plan. In the event of any failure of the Reorganized Debtor to timely make its required plan payments to this taxing authority, or any failure to pay post-petition ad valorem property taxes owed to this taxing authority prior to delinquency, either of which shall constitute an event of default under the Plan as to this taxing authority, they shall send notice of such default to the Reorganized Debtor. If the default is not cured within thirty (30) days of the date of such notice,

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the taxing authority may proceed to collect all amounts owed pursuant to state law without further recourse to the Bankruptcy Court. The taxing authorities are only required to send two (2) notices of default, and upon the third event of default, the taxing authorities may proceed to collect all amounts owed under state law without recourse to the Bankruptcy Court and without further notice.

3	TCA Secured Claim	TCA was an impaired creditor that loaned Debtor operating capital in exchange for a blanket lien over all of Debtor’s assets. The claim has been sold as discussed in this disclosure statement TCA’s claim shall be converted to preferred stock at $.50 per share of stock pursuant to the terms in Exhibit H. Adequate assurance payments not made in accordance with Court order shall be added to the total amount of the Claim and will also be converted to preferred stock as provided herein. . TCA shall retain its liens and security interests until the claim is converted to preferred stock.

Class #	Description	Treatment

4	Secured Lien Related to Rejected Landlord Lease. Westlake Retail, Ltd.	The secured portions of the claim of this impaired creditor is estimated to be in the amount of $2000. The allowed secured claim shall be paid in full in 12 quarterly payments at 7% simple interest. The first payment shall be due and payable on the 1st day of the 1st month of the 1st quarter following 30 days after the effective date of the Plan. The Class 4 Claim shall retain shall its lien and security interest until the balance of its secured claim is paid in full in accordance with the Plan. In the event an objection is made and sustained as to the priority or validity of the Creditor’s secured claim and the Creditor’s claims is found to be partially or completely unsecured, the unsecured portion shall be added to the general unsecured class. The holder of allowed class 4 secured claim may elect to convert all or a portion of its secured debt

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to convertible preferred stock to be issued by the reorganized debtor at $.50 per share of preferred convertible stock. Terms for electing to convert debt to stock and likely salability of such shares are discussed in Exhibit H. The election to convert all or a portion of the creditor’s debt to equity must be made on the Creditor’s ballot within the time for voting as determined by the Court; otherwise, no portion of the Creditor’s claim shall be converted. Once converted, the equity cannot be converted back to debt. Debtor contends the claim filed by the Creditor, which includes a year of lease rejection damages, is overstated in that Debtor contends the space has been re-leased. Debtor intends to object to the claim if it is not amended to account for the mitigation of damages. The allowed unsecured portion of this Debtor’s claim shall be paid in accordance with Class 6, General Unsecured Claims.

Class #	Description	Treatment

5	Unsecured Critical Trade Vendor Claims of Ben E. Keith, and Smeltzer Orchard Company.	Debtor’s two critical vendors are Ben E. Keith, and Smeltzer Orchard Company. Ben E. Keith’s claim is in the amount of $68,842, and the Smeltzer Orchard Company claim is estimated to be in the amount of $27,495. The claims of the Critical Trade Vendors are impaired. The claims shall be paid in full in 20 quarterly payments at the federal judgment rate of interest in effect on the Effective Date of the Plan. The first payment shall be due and payable on the 1st day of the 1st month of the 1st quarter following 30 days after the effective date of the Plan. Unsecured critical trade vendors may elect to convert all or a portion of their debt to new common stock to be issued by the reorganized debtor at $.75 per share of the new common stock. The terms for such election and likely salability of such shares are discussed in Exhibit H to Debtor’s Disclosure Statement. The election to convert all or a portion of the creditor’s debt to equity must be made on the Creditor’s

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ballot within the time for voting as determined by the Court; otherwise, no portion of the Creditor’s claim shall be converted. Once converted, the equity cannot be converted back to debt. The right of a holder of an Allowed Class 5 Claim to receive any distribution on the Effective Date or any distribution date thereafter shall not be transferable.

Class #	Description	Treatment

6	General Unsecured Claims in the approximate amount of $1,100,000	The general unsecured claimants are all impaired and all allowed claims shall receive 50% of their claims paid out over 10 years at the federal judgment rate of interest in effect on the Effective Date of the Plan. The claims shall be paid out in 40 equal quarterly installments. The first quarterly payment shall be due and payable on the 1st day of the 1st month of the 1st quarter following 30 days after the Effective Date of the Plan. Unsecured creditors may elect to convert all or a portion of their debt to new common stock to be issued by the reorganized debtor at $.75 per share of the new common stock. The terms for such election and likely salability of such shares are discussed in Exhibit H to Debtor’s Disclosure Statement. The election to convert all or a portion of the creditor’s debt to equity must be made on the Creditor’s ballot within the time for voting as determined by the Court; otherwise, no portion of the Creditor’s claim shall be converted. Once converted, the equity cannot be converted back to debt. The right of a holder of an Allowed Class 6 Claim to receive any distribution on the Effective Date or any distribution date thereafter shall not be transferable.

Class #	Description	Treatment

7	Equity Holders	Debtor has approximately 17,438,000 shares of outstanding stock. The shares shall be “reverse split” at a ratio of 29.0635 to 1 with each shareholder receiving its pro rata share of newly issued stock (new CUSIP No.). The total

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outstanding stock after the reverse split shall be approximately 600,000. The likely salability of such shares is discussed in Exhibit H to Debtor’s Disclosure Statement

8	Secured Liens Related to Rejected Landlord Lease. The Village at Allen	The allowed secured portions of the claim of this impaired creditor is in the amount of $4000. The Debtor left several pieces of unused removable restaurant equipment in the Allen facility such as a microwave, tables, and chairs. Debtor contends the value of these assets are approximately $4000. The Creditor shall receive the assets in full satisfaction of the allowed secured claim. Additionally, the Creditor filed an unsecured proof of claim in the amount of $86,615,08 which included one year of lease rejection damages. Debtor contends the amount of this unsecured claim should be lower because Debtor was locked out of the property in April 2013. Creditor contends it is entitled to the entire amount claimed. To avoid the cost and uncertainty of litigation, the parties have agreed that the entire Creditor’s unsecured claim shall be allowed and paid in accordance with the General Unsecured Class. In exchange, the Creditor waives any administrative claim it may be entitled to.

ARTICLE V

ALLOWANCE AND DISALLOWANCE OF CLAIMS

5.01. Disputed Claim. A disputed claim is a claim that has not been allowed or disallowed [by a final non-appealable order], and as to which either: (i) a proof of claim has been filed or deemed filed, and the Debtor or another party in interest has filed an objection; or (ii) no proof of claim has been filed, and the Debtor has scheduled such claim as disputed, contingent, or unliquidated. Debtor shall file all objections to claims within 60 days of the Confirmation Date.

5.02. Delay of Distribution on a Disputed Claim. No distribution will be made on account of a disputed claim unless such claim is allowed by a final non-appealable order.

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5.03. Settlement of Disputed Claims. The Debtor will have the power and authority to settle and compromise a disputed claim with court approval and compliance with Rule 9019 of the Federal Rules of Bankruptcy Procedure.

ARTICLE VI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

6.01. Assumed Executory Contracts and Unexpired Leases.

(a)	The Debtor assumes the following executory contracts and/or unexpired leases effective upon the date of the entry of the order confirming this Plan.: The following creditors hold executor contracts and/or unexpired leases:

a.	129 Industrial Drive, Boerne, Texas 78006 (Factory) (expires in 9 months)

b.	5120 Broadway, Alamo Heights, Texas 78209 (expires in 25 months)

c.	16615 Huebner Rd, San Antonio, Texas 78248 (month to month)

d.	10515 N Mopac Expy a120, Austin, Texas 78759 (expires in 56 months)

6.02 Rejection of Remaining Executory Contracts and Unexpired Leases. The Debtor will be conclusively deemed to have rejected all executor contracts and/or unexpired leases not expressly assumed under section 6.01(a) above, or before the date of the order confirming this Plan, upon the date of the entry of the order confirming this Plan. A proof of a claim arising from the rejection of an executory contract or unexpired lease under this section must be filed Within Sixty (60) Days after Entry of the order confirming this Plan.

ARTICLE VII

MEANS FOR IMPLEMENTATION OF THE PLAN

7.1 Continued Corporate Existence. The Debtor shall continue to exist after the Effective Date as a separate corporate Entity, with all the powers of a corporation, partnership, or limited liability company, as applicable, under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law.

7.2 Reverse Stock Split, Amendment of Governing Documents, and Other Corporate Governance Matters.

The Debtor, by the Debtor Board Consent approved by the Bankruptcy Court or by a direct order of the Bankruptcy Court, will exchange all of its issued and outstanding equity securities for a smaller number of those securities, determined by dividing the total number of shares of Old Equity by a Reverse Stock Split Value of 29.0635. The purpose of this action is to reduce the number of Old Equity shares issued and outstanding prior to any exchange for New Common Stock and to provide a basis for an increase in the per share price or value of New Common Stock. The level of the “per share” price or value of New Common Stock is important because certain additional restrictions on the transfer of those shares come into play when the per share price or value is less than five (5) dollars per share. These restrictions (also known as “Penny Stock” rules) are imposed by federal securities laws and come primarily in the form of additional requirements for brokers who quote stocks with prices or values less than $5.00 per share.

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In addition, the Debtor will amend its Articles of Incorporation (now known as a Certificate of Formation) to allow it to increase the number of shares of Preferred Stock that it is allowed to issue and to increase or decrease the number of persons comprising the Debtor’s Board of Directors as required to accommodate the desire of potential new investors to control two board seats without giving those investors control over a majority of the Board of Directors.

In addition, through the Debtor Board Consent or by order of the Bankruptcy Court, the members of the Board of Directors of the Debtor will be elected for one, two and three year terms intended to create a system of staggered one year terms for Board members and a slate of officers of the Debtor will be elected for a one year term.

7.03 Exchange of Secured Claims and Administrative Claims for Series A Convertible Preferred.

The second stage of the proposed transaction with respect to the Allowed Secured Claims and Administrative Claims that desire to convert their claims to stock be called to exchange that claim against the Bankruptcy estate for shares of [Series A Convertible Preferred Stock] of the Debtor. Such Series A Convertible Preferred Stock will be convertible on the occurrence of certain events or at the option of the holders into New Common Stock of the Debtor.

The holders of Series A Convertible Preferred Stock will have special rights with respect to governance of the Debtor for a specified period of time including, but not limited to, the right to name 2 of 5 directors of the Debtor Company by majority vote of the Convertible Preferred holders, the right to limit the number of directors to 5, and the right to vote with common stock holders in regard to everything other than special rights afforded solely to convertible preferred stock holders.. Certain events will allow the Debtor Company to require conversion to New Common Stock at a rate of $0.50 invested for one share of New Common Stock. The holders of Series A Convertible Preferred may convert at that rate at any time at their option. However, once converted, those holders of New Common Stock will not have the special rights and preferences as stated in the Certificate of Rights, Preferences and Obligations of Series A Convertible Preferred Stock (the “Certificate”). All persons who may become holders of admin or secured claims should review in detail with their advisers the terms and conditions of the Debtor’s proposed Series A Convertible Preferred Stock as set forth in the Certificate.

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After the exchange of a claim for Plan Shares, that claim will be extinguished as a creditor’s claim in bankruptcy.

7.04 Payment of Allowed General Unsecured Claims by Cash and Stock. The Debtor currently has creditors holding general unsecured claims in the amount of approximately $1,200,000. The Debtor is offering these creditors an option of receiving 50% or 100% (depending on status) of their claims [plus interest at the federal interest rate] in quarterly installments over ten (10) years or electing to receive any portion of their claims, up to 100% of those claims, in the form of New Common Stock of the Debtor at a value of $0.75 of claim value per share of New Common Stock. Each of the creditors in that class will have to make an election on their ballot as to what proportion of their claims, if any, they wish to receive in New Common Stock of the Debtor. The initial payment of the cash portion of those claims and all of the equity portion of those claims (or New Common Stock) will be paid or distributed on the Effective Date of the Plan.

7.05. Issuance of Series A Convertible Preferred Stock for Cash, Exit Financing. In addition to the potential new investors who will buy the Allowed Secured TCA Claim and then exchange it for equity, the Debtor believes additional potential new investors will contribute an additional $200,000.00 - $1,000,000.00 in cash to purchase Plan Shares and thereby provide working capital financing to the Debtor as it exits bankruptcy. The Debtor anticipates that it will be issuing these investors shares of Series A Convertible Preferred Stock in order to provide the holders of these shares special rights to elect members of the board of directors of the Debtor. All of the rights and preferences are created and governed by the terms of the Certificate outlined above in subparagraph 3.

7.06. Issuance of Remainder of Targeted Amount of New Common Stock to holders of Allowed Equity Interests.

The Debtor has decided to offer holders of Old Equity Interests a stake in the Debtor post-bankruptcy. That stake will be much reduced in terms of percentage ownership of the Debtor in comparison to the 100% stake those holders had pre-bankruptcy. The actual number of shares of New Common Stock being offered to holders of Old Equity Interests is being called the “New Equity Allocation” and is determined by a number of calculations made by the Debtor. Those considerations include the desire to limit the capital structure in order to enable greater support of the stock price and thereby support additional liquidity in the market for the Debtor’s New Common Stock.

The Debtor is shooting for a maximum target of 4,000,000 shares of New Common Stock and Preferred Stock Combined issued and outstanding on a fully diluted basis, immediately after the Effective Date. As a consequence, the Debtor expects the New Equity Allocation to be at most 600,000 shares. If not controlled by other considerations of the Debtor, the New Equity Allocation could be less than 600,000 but will not be more than 600,000 shares.2

2 Debtor acknowledges that this allocation could create an absolute priority problem. If an absolute priority issue is raised in the bankruptcy, Debtor may be forced to withdraw the equity offer through plan amendment.

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Filing of Certificate of Rights, Preferences, and Obligations of Series A Convertible Preferred Stock. Once the Certificate is negotiated and signed by all persons who will hold shares of Series A Convertible Preferred Stock and by the Debtor, the Board of Directors of the Debtor will approve and the Debtor will file the Certificate with the appropriate state authority to create the Series of Convertible Preferred Stock with the particular rights and preferences of the Series A contemplated by the Plan.

7.07 Cancellation of Old Equity Interests.

Through the order of the Bankruptcy Court confirming the Plan and as of the Effective Date, all outstanding shares of the Debtor’s old Common Stock, all awards relating to the Debtor’s old Common Stock and every other kind of potential security or equity interest in the Debtor other than the Debtor’s authorized but unissued class of preferred stock, whether existing or contingent or convertible into the Debtor’s old Common Stock shall cease to exist on the Effective Date. The “Record Date” or “Bar Date” for determining who holds the Old Equity and, therefore, who will receive the New Common Stock shall be the date the order confirming Debtor’s plan of reorganization is signed by the Court.

7.08. Exemption Under Section 1145.

The offer, issuance, and distribution of: (i) all Plan Shares hereunder to holders of Allowed Claims against and Allowed Equity Interests in the Debtor, as contemplated hereunder; (ii) the issuance of new Plan Shares to old or new investors providing working capital to the Debtor upon exit from bankruptcy; and (iii) issuance of any other equity or debt security by the Debtor for new consideration prior to or at the Effective Date shall all be exempt, pursuant to section 1145 of the Bankruptcy Code, from registration under (i) the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and (ii) any state or local law requiring registration for the offer, issuance, or distribution of securities. In addition, pursuant to section 1145, any resales by holders who are not considered to be traditional underwriters are also exempt under those laws.

Notwithstanding the foregoing, the exemption from registration that is provided by section 1145(a) of the Bankruptcy Code will not apply if the holder of the applicable securities is an “underwriter,” as that term is defined in section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines an “underwriter” for purposes of the Securities Act as one who (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim other than in ordinary trading transactions, (b) offers to sell securities issued under a plan for the holders of such securities, (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution, or (d) is an issuer, as used in section 2(a)(11) of the Securities Act, with respect to such issuer of the securities, which includes control persons of the issuer.

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Persons who are deemed to be “underwriters” and who receive New Common Stock pursuant to the Plan, including control person underwriters as well as persons who receive Series A Convertible Preferred Stock or New Common Stock who were not previously holders of claims against or equity interests in the Debtor are considered to hold “restricted stock” of a class of stock that is publicly traded (collectively, the “Restricted Holders”). Resales of New Common Stock by Restricted Holders will not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Restricted Holders, however, may be able, and under certain conditions described below, to sell New Common Stock without registration pursuant to the resale provisions of Rule 144 of the Securities Act (“Rule 144”) or other applicable exemptions therein.

Under certain circumstances, Restricted Holders may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144, to the extent available, and in compliance with applicable state and foreign securities laws. Generally, Rule 144 provides that persons who hold securities received in a transaction not involving a public offering or who are affiliates of an issuer who resells securities will not be deemed to be underwriters if certain conditions are met. These conditions vary depending on whether the seller is a holder of restricted securities or a control person of the issuer and whether the security to be sold is an equity security or a debt security. For holders of restricted securities or control persons in a company that is not big enough to be required to report information to the public on a periodic basis (as opposed to voluntarily reporting as the Debtor proposes to do), there are holding periods of one year. Additionally, the conditions include the requirement that current public information with respect to the issuer be available, a limitation as to the amount of securities that may be sold in certain cases, the requirement in certain cases that the securities be sold in a “brokers transaction” or in a transaction directly with a “market maker,” and that, in certain cases, notice of the resale be filed with the SEC.

7.09 Quotation. The shares of New Common Stock shall be available for quotation by any willing broker on the OTC Markets platform, after official notice of issuance, and upon the provision of adequate information about the Debtor to the marketplace either through information provided by the Debtor and filed by brokers under SEC Rule 15c2-11 or voluntarily provided and filed by the Debtor under SEC Form 10.

7.10 Source of Funds for Payments due on the Effective Date. The operational revenues of Debtor shall be used to pay all Claims as required by the Plan, including but not limited to accumulated cash collateral as of the date the Confirmation Order is signed. Debtor intends to raise $200,000 to $500,000 in funds from sale of the Preferred Stock to help fund its Reorganization Plan.

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7.11 Nonconsensual Confirmation. In the event any Impaired Class of Claims entitled to vote on the Plan does not accept the Plan by the requisite statutory majority under section 1126(c) of the Bankruptcy Code, then the Debtor reserves the right to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

7.12. Distributions of Income, If on January 1, 2015, and on January 1st, of each following year until all claims have been paid under the Plan, Debtor has more than $250,000 in cash on hand, Debtor shall pay all cash on hand in excess of $250,000 as of the January 1st of the given year to claims under the Plan in the following order of priority:

a.	Taxes;

b.	Secured debt;

c.	Non tax priority claims;

e.	Unsecured Critical Trade Vendors;

f.	General unsecured Vendors;

No surplus distribution shall be made if it makes Debtor insolvent or reasonably unable to perform under the plan.

7.13. Retaining Professional. Debtor may retain professionals in the business judgment of the board directors without seeking court approval after the Confirmation order is entered.

ARTICLE VIII

GENERAL PROVISIONS

8.01	Definitions and Rules of Construction. The definitions and rules of construction set forth in §§ 101 and 102 of the Code shall apply when terms defined or construed in the Code are used in this Plan, and they are supplemented by the following definitions:

8.01.1	Administrative Claim shall mean any Claim that is defined in Section 503(b) of the Bankruptcy Code as being an “administrative expense” within the meaning of such section and referenced in Bankruptcy Code Section 507(a)(1) including, without limitation, the actual necessary costs and expenses of preserving the Debtor’s estate and operating the business of the Debtor, including wages, salaries, or commissions for services rendered after the commencement of the case, compensation for legal and other services and reimbursement of expenses. Allowed or awarded under Bankruptcy Code Sections 33(a) or 331, and all fees and charges assessed against the estate of the Debtor under title 28 of the United States Code

8.01.2	Allowed Claim or Allowed Interest shall mean a Claim or Interest (a) in respect of which a proof of claim or application has been filed with the Bankruptcy Court within the applicable period of limitation fixed by Bankruptcy Rule 3001 or (b) scheduled in the list of Creditors prepared and filed with the Bankruptcy Court pursuant to Bankruptcy Rule 1007(b) and not listed as Disputed Claims or contingent or liquidated as to amount, in either case as to which no objection to the allowance thereof has been interposed within any applicable period of limitation fixed by Bankruptcy rule 3001 or an order of the Bankruptcy Court, or this Plan, or as to which any such objection has been determined by an order or judgment which is no longer subject to appeal or certiorari proceeding and as to which no appeal or certiorari proceedings is pending or as otherwise allowed under this Plan. An Allowed Claim may refer to a Secured Claim, a General Unsecured Claim, an Administrative Claim or a Priority Claim as the context provides.

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8.01.3	Avoidance Actions shall mean those causes of action provided for under Sections 547 to 551 of the Bankruptcy Code, causes of action under applicable non-bankruptcy law for fraudulent transfer or similar legal theories.

8.01.4	Bankruptcy Code shall mean the Bankruptcy Code, 11 U.S.C. §101 et seq., as it existed on the Filing Date

8.01.5	Bankruptcy Court shall mean the United States Bankruptcy Court for the Western District of Texas, San Antonio Division, in which the Debtor’s Chapter 11 case, pursuant to which the Plan is proposed, is pending, and any Court having competent jurisdiction to hear appeals or certiorari proceedings therefrom.

8.01.6	Bankruptcy Estate shall mean all of the assets owned by the Debtor and his estate.

8.01.7	Cash shall mean Cash and Cash equivalents including, without limitation, checks and wire transfers.

8.01.8	Claim shall have the meaning given in Section 101 of the Bankruptcy Code, to wit, any right to payment, or right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, against the Debtor in existence on or before the Filing Date, whether or not such right to payment or right to equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, legal, secured or unsecured whether or not asserted.

8.01.9	Class shall mean any class into which Allowed Claims or Allowed Interests are classified pursuant to Article 4.

8.01.10	Confirmation Date shall mean the date upon which the Confirmation Order is entered by the Clerk of the Bankruptcy Court.

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8.01.11	Confirmation Hearing shall mean the hearing held by the Bankruptcy Court to consider confirmation of the Plan.

8.01.12	Confirmation Order shall mean the order entered by the Bankruptcy Court confirming this Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

8.01.13	Creditor shall mean any entity holding a Claim.

8.01.14	Debtor shall mean Tootie Pie Company, Inc..

8.01.15	Disbursing Agent shall mean the Debtor.

8.01.16	Disclosure Statement shall mean the written document filed by the Debtor in accordance with Section 1125(b) of the Bankruptcy Code containing information sufficient to enable a hypothetical reasonable investor typical of Holders of Claims or Interests of the relevant Class to make an informed judgment about this Plan.

8.01.17	Disallowed Claim shall mean any Claim or portion thereof which has been disallowed by a Final Order and includes any Claim which is not an Allowed Claim for any other reason.

8.01.18	Disputed Claim shall mean that portion (including, where appropriate, the whole) or any Claim (other than an Allowed Claim) that (a) is listed in Debtor’s schedules of liabilities as disputed, contingent, or unliquidated; (b) is listed in the Debtor’s schedules of liabilities and as to which a proof of Claim has been filed with the Bankruptcy Court, to the extent the proof of Claim exceeds the scheduled amount; (c) is not listed in the Debtor’s schedules of liabilities, but as to which a proof of Claim has been filed with the Bankruptcy Court; or (d) as to which an objection has been filed and has not become an Allowed Claim.

8.01.19	Effective Date shall mean a Business Day on or after the Confirmation Date specified by the Debtors on which the conditions to the effectiveness of the Plan specified in Article 6(B) of the disclosure statement have been satisfied or otherwise effectively waived, which date shall occur contemporaneously with the Closing Date. The Debtor shall file a notice of the Effective Date with the Bankruptcy Court and with the Securities and Exchange Commission.

8.01.20	Equity Interest shall mean the interests represented by an “equity security” as defined in Section 101 of the Bankruptcy Code.

8.01.21	Executory Contracts shall mean any Pre-petition Unexpired Lease(s) or executor contract(s) of the Debtor within the meaning of Section 365 of the Bankruptcy Code.

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8.01.22	Filing Date shall mean July 3, 2013, the date Debtor filed his voluntary petition under Chapter 11 of the Bankruptcy Code.

8.01.23	Final Order shall mean an order or judgment of a Court which has become final in accordance with law, and which has not been stayed pending appeal.

8.01.24	General Unsecured Claim shall mean either (i) a Claim that is not secured by a lien, security interest or other charge against or interest in property in which Debtor has an interest or which is not subject to setoff under Section 553 of the Bankruptcy Code; (ii) a Claim that is not a Secured Claim; (iii) a claim that is not an Administrative Claim; (iv) a Claim that is not a Priority Claim; or (v) a Claim that is not otherwise entitled to priority under Bankruptcy Code Sections 503 or 507.

8.01.25	Holder shall mean the owner or Holder of any Claim or Interest.

8.01.26	Interest shall mean an Interest (a) in respect to which a proof of interest has been filed with the Bankruptcy Court within the applicable period of limitation fixed by Bankruptcy Rule 3001 or (b) scheduled in the list of Equity Security Holders prepared and filed with the Bankruptcy Court pursuant to Bankruptcy Rule 1007(b).

8.01.27	Insider has the definition ascribed to it under the Bankruptcy Code.

8.01.28	Lien shall mean a “lien” as defined in Section 101(37) of the Bankruptcy Code.

8.01.29	New Equity Allocation shall mean the target number of 4,000,000 shares of New Common Stock and Preferred Stock for the amount issued and outstanding immediately after the Effective Date minus: (i) the number of shares of Preferred Stock accepted by the holders of Allowed Secured Claims in exchange for partial or full release of those Claims; (ii) the number of shares of New Common Stock accepted by the holders of Allowed General Unsecured Claims in exchange for partial or full release of those Claims; (iii) the number of shares of Preferred Stock accepted by the holders of Allowed Administrative Claims in exchange for partial or full release of those Claims; (iv) 1,000,000 shares of Preferred Stock reserved for issuance to existing or new shareholders of the Debtor who make new capital contributions to the Debtor on or just prior to the Effective Date; and (v) 600,000 shares of restricted New Common Stock reserved for issuance to existing shareholders on a pro rata basis.

8.01.30	Net Proceeds shall mean, any cash recovery, the funds remaining after a final judgment on an Avoidance Action, net of all legal fees (and/or contingency legal fees), costs and expenses of suit. The Net Proceeds, for any non-cash recovery, is the amount of cash remaining after the final judgment and recovery of non-cash asset is liquidated and the cash proceeds are distributed net of all legal fees, costs and expenses of suit. Compromises of Avoidance Actions may include cash or benefits to the Debtor or Reorganized Debtor and are not Net Proceeds.

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8.01.31	Person shall mean an individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, or a government or any agency or political subdivision thereof.

8.01.32	Plan shall mean this Chapter 11 Plan, as altered, modified or amended in accordance with the terms hereof in accordance with the Bankruptcy Code, the Bankruptcy Rules and this Plan.

8.01.33	Plan Shares shall mean the total aggregate number of shares of New Common Stock, which number represents consideration negotiated in exchange for release and extinguishment of Claims plus the New Equity Allocation or any portion thereof.

8.01.34	Priority Tax Claims shall mean any claim that is defined in Section 507(a)(8) of the Bankruptcy Code.

8.01.35	Professionals shall mean all professional employed in this case pursuant to Section 327 or 1103 of the Bankruptcy Code.

8.01.36	Pro-Rata shall mean the proportion that the Allowed amount of such Claim bears to the aggregate amount of Claims in each respective Class.

8.01.37	“Record Date” or “Bar Date” shall mean the date for determining who holds the Old Equity and, therefore, who will receive the New Common Stock. The “Record Date” or “Bar Date” shall be the date the order confirming Debtor’s plan of reorganization is signed by the Court.

8.01.38	Secured Claim shall mean a claim secured by a lien, security interest or other charge against or interest in property in which the Debtor has an interest, or which is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value (determined in accordance with Section 506(a) of the Bankruptcy Code) of the interest of the Holder of such Claim in the Debtor’s interest in such property or to the extent of the amount subject to such setoff, as the case may be.

8.01.39	Severability. If any provision in this Plan is determined to be unenforceable, the determination will in no way limit or affect the enforceability and operative effect of any other provision of this Plan.

8.01.40	Binding Effect. The rights and obligations of any entity named or referred to in this Plan will be binding upon, and will inure to the benefit of the successors or assigns of such entity.

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8.01.41	Captions. The headings contained in this Plan are for convenience of reference only and do not affect the meaning or interpretation of this Plan.

8.01.42	Controlling Effect. Unless a rule of law or procedure is supplied by federal law (including the Code or the Federal Rules of Bankruptcy Procedure), the laws of the State of Texas govern this Plan and any agreements, documents, and instruments executed in connection with this Plan, except as otherwise provided in this Plan.

ARTICLE IX

DISCHARGE

9.01 Discharge. Pursuant to Section 1141(d) of the Bankruptcy Code, upon the Effective Date, the Debtor shall be discharged from any debt that arose before the date of such confirmation, and any debt of a kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a proof of the Claim based on such debt is filed or deemed filed under Section 501 of this title; such Claim is allowed under Section 502 of this title; or the Holder of such Claim has accepted the Plan.

ARTICLE X

OTHER PROVISIONS

DEFAULT

10.01. Default. In the event Debtor defaults on his obligations under this Plan, any Creditor remedies allowed by 11 U.S.C. § 1112(b)(4)(N) shall be preserved to the extent otherwise available at law. In addition to any rights specifically provided to a claimant treated pursuant to this Plan, a failure by the Reorganized Debtor to make a payment to a creditor pursuant to the terms of this Plan shall be an event of default to that creditor under the Plan. If the Reorganized Debtor fails to cure an event of default as to such payments within fifteen (15) days after service of a written notice of default from such creditor, then such creditor may exercise any and all rights and remedies under applicable non-bankruptcy law to collect such claim or seek such relief as may be appropriate in the United States Bankruptcy Court, except as such remedies have been modified specifically above.

10.02. Default on IRS tax Debt.

(a)	That the debt owed by the Debtors to the Internal Revenue Service (IRS) is a Non-Dischargeable debt, except as otherwise provided for in the Code, and that if the Debtors default, the IRS is not subject to the provisions of the Bankruptcy Code so that the IRS can take whatever actions are necessary to collect said debt in the event of default; the federal tax liens survive the plan confirmation, a bankruptcy discharge, and dismissal of the case. The Liens continue to be enforceable against all of the debtor’s property under federal law.

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(b)	A failure by the Debtors to make a payment to the Internal Revenue Service pursuant to the terms of the Plan and/or failure to remain current on filing and paying post-confirmation taxes, shall be an event of default, and as to the Internal Revenue Service, there is an event of default if payment is not received by the 15th day of each month. If there is a default, the Internal Revenue Service must send written demand for payment, and said payment must be received by the Internal Revenue Service within 15 days of the date of the demand letter. The Debtor can receive up to three notices of default from the Internal Revenue Service; however, on the third notice of default from the Internal Revenue Service the third notice cannot be cured, and the Internal Revenue Service may accelerate its allowed claim(s), past and future, and declare the outstanding amount of such claim(s) to be immediately due and owing and pursue any and all available state and federal rights and remedies. These default provisions pertain to the entire claim(s) of the Internal Revenue Service, secured, unsecured priority and unsecured general.

(c)	The IRS is bound by the provisions of the confirmed plan and is barred under 11 USC 1141 from taking any collection actions against the debtors for prepetition claims during the duration of the Plan (provided there is no default as to the IRS). The period of limitations on collection remains suspended under 26 USC 6503 (h) for the tax periods being paid under the Plan and terminates on the earlier of (1) all required payments to the IRS have been made; or (2) 30 days after the date of the demand letter (described above) for which the debtor failed to cure the default.

10.03. Vesting of Estate Property and Effect of Default. On the Effective Date, title to all assets and properties dealt with by the Plan shall vest in Reorganized Debtor, free and clear of all Claims and Interests other than any contractual secured claims granted under any lending agreement, on the condition that Reorganized Debtor complies with the terms of the Plan, including the making of all payments to creditors provided for in such Plan. If Reorganized Debtor defaults in performing under the provisions of this Plan and this case is converted to a case under chapter 7, all property vested in Reorganized Debtor and all subsequently acquired property owned as of or after the conversion date shall re-vest and constitute property of the bankruptcy estate in the converted case.

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Respectfully submitted,

By:	/s/ Les Doss
Les Doss, President, Tootie Pie Company Inc.

By:	/s/ Ronald J. Smeberg
Ronald J. Smeberg, Attorney for Debtor

State Bar No. 24033967
11550 IH 10 West, Suite 180
San Antonio, Texas 78230
210-695-6684 (Tel)
210-598-7357 (Fax)
ATTORNEY FOR DEBTOR

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